EXHIBIT NO. 99.(m) 2

MFS Funds

Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 Under the

Investment Company Act of 1940

Effective January 1, 1997,

Amended and Restated effective:

April 26, 2005

January 24, 2006

April 25, 2006

October 25, 2006

December 28, 2007

March 1, 2008

April 19, 2008

September 23, 2008

October 1, 2008

March 1, 2009

January 1, 2011 (Eliminated Class A Share and Class 529A Share Distribution Fee of MIT, MIG and MTR; and Eliminated provision whereby Distributor may receive unexpended Service Fees paid by Class A Shares of certain Funds as compensation for distribution activities on behalf of those shares.)

May 30, 2012 (Redesignation of Class W Shares as Class R5 Shares)

June 9, 2022 (Termination of Class 529A, Class 529B, Class 529C Shares)

Exhibit A: Funds and Share Classes Covered by Rule 12b-1 Plan, as of:

July 26, 2005 (Addition of MFS Series Trust XII)

January 24, 2006 (Addition of Class W Shares)

April 25, 2006 (Addition of MFS Diversified Income Fund)

July 26, 2006 (Addition of MFS Sector Rotational Fund)

October 25, 2006 (Addition of Class B1 Shares of MFS Municipal Income Fund)

February 27, 2007 (Termination of Class 529 Shares of MFS Strategic Growth Fund, MFS Emerging Growth Fund, MFS Research fund, MFS Capital Opportunities Fund, MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Strategic Value Fund and MFS Government Securities Fund)

April 24, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J Shares on or about May 25, 2007)

June 20, 2007 (Termination of Massachusetts Investors Growth Stock Fund Class J Shares)

June 22, 2007 (Termination of MFS Strategic Growth Fund, MFS Capital Opportunities Fund, MFS Investment Grade Bond Fund and MFS Municipal Bond Fund)

September 25, 2007 (Redesignation of MFS Government Limited Maturity Fund as MFS Series Trust XV and Addition of MFS Diversified Target Return Fund)

December 28, 2007 (Addition of Class W, Class R1, Class R2 and R3 Shares of MFS Sector Rotational Fund)

March 1, 2008 (Addition of Class W Shares of MFS Utilities Fund)

April 1, 2008 (Redesignation of MFS Emerging Growth Fund as MFS Growth Fund)

June 1, 2008 (Redesignation of MFS Union Standard Equity Fund as MFS Blended Research Core Equity Fund; and Establishment of Class W, R1, R2 and R3 Shares of MFS High Yield Opportunities Fund)

July 1, 2008 (Establish Class R1, R2 and R3 Shares of MFS Diversified Income Fund)

September 1, 2008 (Establish Class W Shares of MFS Utilities Fund and MFS Bond Fund)

September 23, 2008 (Addition of MFS Commodity Strategy Fund and MFS Fundamental 103/30 Fund, each a series of MFS Series Trust XV, and MFS Global Real Estate Fund, a series of MFS Series Trust XIII)

October 1, 2008 (Addition of Class R1, R2, and R3 Shares of MFS Emerging Markets Equity Fund, MFS International Growth Fund and MFS International Value Fund, and Class W Shares of MFS Emerging Markets Equity Fund and MFS International Diversification Fund)

December 1, 2008 (Addition of Class R1, R2, and R3 Shares of

MFS Emerging Markets Debt Fund

January 1, 2009 (Addition of Class W Shares of

MFS New Discovery Fund)

March 1, 2009 (Termination of Class J Shares of MFS Global Equity Fund)

July 31, 2009 (Termination of MFS Floating Rate High Income Fund, MFS New Endeavor Fund, and MFS Strategic Value Fund)

May 31, 2010 (Addition of MFS Global Bond Fund)

September 14, 2010 (Addition of MFS Asia Pacific ex-Japan Fund, MFS European Equity Fund, MFS Latin American Equity Fund, and MFS Lifetime 2050 Fund)

March 29, 2011 (Addition of MFS Absolute Return Fund and MFS Global Multi-Asset Fund)

May 25, 2011 (Addition of MFS New Discovery Value Fund and Termination of MFS Research Bond Fund J)

September 14, 2011 (Addition of MFS Emerging Markets Debt Local Currency Fund)

September 27, 2011 (Addition of MFS Global Leaders Fund, Redesignation of MFS Sector Rotational Fund to MFS Equity Opportunities Fund, and Termination of MFS Core Growth Fund)

December 15, 2011 (Addition of MFS Global New Discovery Fund and Termination of MFS Florida Municipal Bond Fund)

September 26, 2012 (Addition of MFS Equity Income Fund)

November 1, 2012 (Addition of MFS Lifetime 2015 Fund, MFS Lifetime 2025 Fund, MFS Lifetime 2035 Fund, MFS Lifetime 2045 Fund, and MFS Lifetime 2055 Fund)

December 4, 2013 (Addition of MFS Low Volatility Equity Fund and MFS Low Volatility Global Equity Fund)

February 1, 2014 (Redesignation of MFS Diversified Target Return Fund as MFS Global Alternative Strategy Fund)

March 31, 2014 (Redesignation of MFS High Yield Opportunities Fund as MFS Global High Yield Fund)

June 20, 2014 (Reorganization of MFS Lifetime 2010 Fund into MFS Lifetime Retirement Income Fund)

June 26, 2014 (Addition of MFS Managed Wealth Fund)

July 1, 2014 (Redesignation of MFS Cash Reserve Fund as MFS U.S. Government Cash Reserve Fund)

July 23, 2014 (Termination of MFS Asia Pacific ex-Japan Fund, MFS European Equity Fund, and MFS Latin American Equity Fund)

August 28, 2014 (Redesignation of MFS Lifetime Retirement Income Fund as MFS Lifetime Income Fund, and Addition of Class 529A, 529B, and 529C Shares of MFS Lifetime Income Fund)

March 31, 2015 (Redesignation of MFS Research Bond Fund as MFS Total Return Bond Fund)

April 30, 2015 (Redesignation of MFS Bond Fund as MFS Corporate Bond Fund)

September 14, 2015 (Addition of MFS Blended Research Emerging Markets Equity Fund, MFS Blended Research Global Equity Fund, MFS Blended Research International Equity Fund, MFS Blended Research Growth Equity Fund, MFS Blended Research Small Cap Equity Fund, and MFS Blended Research Value Equity Fund)

November 18, 2015 (Termination of MFS Global Leaders Fund)

April 8, 2016 (Addition of Class 529A, 529B, and 529C Shares of MFS Blended Research Small Cap Equity Fund)

July 29, 2016 (Termination of Class 529A, 529B, and 529C Shares of MFS International Diversification Fund)

August 5, 2016 (Reorganization of MFS Lifetime 2015 Fund into MFS Lifetime Income Fund)

August 18, 2016 (Addition of MFS Blended Research Mid Cap Equity Fund)

December 5, 2016 (Addition of MFS Lifetime 2060 Fund)

March 14, 2017 (Addition of Class T Shares of MFS Equity Income Fund)

May 31, 2017 (Addition of Class T Shares)

January 17, 2018 (Addition of MFS Prudent Investor Fund)

March 29, 2018 (Termination of MFS Absolute Return Fund and MFS Global Multi-Asset Fund)

April 27, 2018 (Termination of Class 529A, 529B, and 529C Shares of MFS New Discovery Fund)

June 1, 2019 (Redesignation of MFS International Value Fund as

MFS International Intrinsic Value Fund)

October 25, 2019 (Termination of MFS Equity Opportunities Fund)

June 29, 2020 (Addition of MFS International Large Cap Value Fund)

July 1, 2020 (Redesignation of MFS Strategic Income Fund as MFS Income Fund)

August 21, 2020 (Termination of MFS Blended Research Global Equity Fund)

February 22, 2021 (Addition of MFS Emerging Markets Equity Research Fund)

April 30, 2021 (Redesignation of MFS Global Bond Fund as

MFS Global Opportunistic Bond Fund)

May 17, 2021 (Addition of MFS Municipal Intermediate Fund)

August 31, 2021 (Addition of MFS Lifetime 2065 Fund and Removal of Class T Shares)

October 1, 2021 (Termination of MFS Tennessee Municipal Bond Fund)

February 7, 2022 (Addition of MFS Intrinsic Value Fund)

June 9, 2022 (Termination of Class 529A, Class 529B, Class 529C Shares of certain Funds)

June 22, 2022 (Addition of MFS Core Bond Fund)

August 5, 2022 (Termination of MFS Lifetime 2020 Fund)

February 7, 2023 (Addition of MFS Series Trust XVII and MFS International Equity Fund)

February 21, 2025 (Termination of MFS Prudent Investor Fund)

April 30, 2026 (Redesignation of MFS Intrinsic Value Fund as

MFS Intrinsic Equity Fund and MFS International Intrinsic Value Fund as

MFS International Intrinsic Equity Fund)

May 22, 2026 (Termination of MFS Lifetime 2025 Fund)

May 26, 2026 (Addition of MFS Lifetime 2070 Fund)

August 1, 2026 (Redesignation of MFS International Large Cap Value Fund as

MFS International Value Fund)

This Distribution Plan (the “Plan”) has been adopted by each of the registered investment companies identified from time to time on Exhibit A hereto (the “Trust” or “Trusts”) on behalf of each investment portfolio or series of such Trust identified from time to time on Exhibit A hereto (each, a “Fund”), with respect to each class of shares of beneficial interest of such investment portfolio or series identified from time to time on Exhibit A hereto (each, a “Class”), severally and not jointly, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and sets forth the material aspects of the financing of the distribution of the classes of shares representing interests in the same portfolio issued by the Trusts.

WITNESSETH:

WHEREAS, each Trust is engaged in business as an open-end management investment company and is registered under the 1940 Act, some consisting of multiple Funds, each of which has separate investment objectives and policies and segregated assets; and

WHEREAS, each Fund intends to distribute its Shares of Beneficial Interest (without par value) (“Shares”) in accordance with Rule 12b-1 under the 1940 Act, and desires to adopt this Distribution Plan on behalf of each of its Classes as a plan of distribution pursuant to such Rule; and

WHEREAS, each Fund presently offers multiple classes of Shares, some Funds presently offering only certain classes of Shares to investors;

WHEREAS, each Trust has entered into a distribution agreement (the “Distribution Agreement”) on behalf of each Fund with respect to each Class in a form approved by the Board of Trustees of each Trust (the “Board of Trustees”) in the manner specified in Rule 12b-1, with MFS Fund Distributors, Inc., a Delaware corporation, as distributor (the “Distributor”), whereby the Distributor provides facilities and personnel and renders services to each Fund with respect to each Class in connection with the offering and distribution of Shares; and

WHEREAS, each Trust recognizes and agrees that the Distributor (or an affiliate of the Distributor) may compensate financial intermediaries, including, but not limited to brokers, dealers, banks (including bank trust departments), registered investment advisers, financial planners, retirement plan administrators, third party administrators and any others having a selling, administration or any similar agreement with MFD, MFS or one of its affiliates (each, a “financial intermediary”) for providing services to record or beneficial owners of Shares or otherwise in connection with the distribution of Shares and servicing of the Shares; and

WHEREAS, the Distribution Agreement provides that: (a) a sales charge may be paid by investors who purchase Shares of certain Classes and that the Distributor and financial intermediaries will receive such sales charge as partial compensation for their services in connection with the sale of these Classes, and (b) the Distributor may (but is not required to) impose certain deferred sales charges in connection with the repurchase of Shares and the Distributor may retain or receive from a fund, as the case may be, all such deferred sales charges; and

WHEREAS, the Board of Trustees of each Trust, in considering whether each Fund should adopt and implement this Plan on behalf of each Class, has evaluated such information as it deemed necessary to an informed determination as to whether this Plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of a Fund for such purposes, and has determined that there is a reasonable likelihood that the adoption and implementation of this Plan will benefit the Fund, as well as each Class of the Fund and the shareholders of such Class; and

NOW THEREFORE, the Board of Trustees of each Trust hereby adopts this Plan for each Class of each Fund as a plan of distribution in accordance with Rule 12b-1, relating to the Classes each Fund from time to time offers, on the following terms and conditions:

1. Services Provided and Expenses Borne By Distributor.

 1.1. As specified in the Distribution Agreement, the Distributor shall provide facilities, personnel and a program with respect to the offering and sale of Shares. Among other things, the Distributor shall be responsible for any commissions payable to a financial intermediary (including any ongoing maintenance commissions), all expenses of printing (excluding typesetting) and distributing prospectuses to prospective shareholders and providing such other related services as are reasonably necessary in connection therewith.

 1.2. The Distributor shall bear all distribution-related expenses to the extent specified in the Distribution Agreement in providing the services described in Section 1.1, including, without limitation, the compensation of personnel necessary to provide such services and all costs of travel, office expenses (including rent and overhead), equipment, printing, delivery and mailing costs.

2. Distribution Fees and Service Fees.

 2.1 Distribution and Service Fees Common to Each Class of Shares.

  2.1.1. Service Fees. As partial consideration for the shareholder servicing and/or account maintenance services performed by the Distributor and/or a financial intermediary in the performance of its obligations under its agreement with the Distributor (or an affiliate of the Distributor), a Fund shall pay the Distributor a service fee periodically at a rate not to exceed 0.25% per annum of the average daily net assets of each share class of the Fund subject to this Plan. Such service fee shall be paid to the Distributor, which may, at its discretion, retain all or a portion of such payments, or pay all or a portion of these fees to financial intermediaries. Service fees compensate the Distributor and/or financial intermediaries for shareholder servicing and account maintenance activities, including, but not limited to, shareholder recordkeeping (including assisting in establishing and maintaining customer accounts and records), transaction processing (including assisting with purchase, redemption and exchange requests), shareholder reporting, arranging for bank wires, monitoring dividend payments from the Funds on behalf of customers, forwarding certain shareholder communications from the Funds to customers, corresponding with shareholders and customers regarding the Funds (including receiving and responding to inquiries and answering questions regarding the Funds), and aiding in maintaining the investment of their respective customers in the Funds. The service fees payable by the Distributor to any financial intermediary under this Section 2.1.1. may be subject in whole or in part to such minimum account or payment requirements or financial intermediary standards (including any exceptions thereto) as the Distributor may establish from time to time.

  2.1.2. Distribution Fees. As partial consideration for the services performed as specified in the Distribution Agreement and expenses incurred in the performance of its obligations under the Distribution Agreement, a Fund shall pay the Distributor a distribution fee periodically at a rate based on the average daily net assets of a Fund attributable to the designated class of Shares. Distribution fees compensate the Distributor and financial intermediaries for their expenses incurred in connection with the distribution of Shares, including, but not limited to, commissions to financial intermediaries, printing prospectuses and reports used for sales purposes, the preparation and printing of sales literature, personnel, travel, office expense and equipment and other distribution-related expenses. The amount of the distribution fee paid by the Fund may differ with respect to each class of Shares, as may the use by the Distributor of such distribution fees.

 2.2. Distribution Fees Relating to Class A Shares

  2.2.1. It is understood that the Distributor may impose certain deferred sales charges in connection with the repurchase of Class A Shares by a Fund and the Distributor may retain (or receive from the Fund, as the case may be) all such deferred sales charges.

  2.2.2. The aggregate amount of fees and expenses paid pursuant to Sections 2.1.1 and 2.1.2. hereof shall not exceed 0.25% per annum of the average daily net assets attributable to Class A Shares of each Fund.

 2.3. Distribution Fees Relating to Class B and Class B1 Shares

  2.3.1. It is understood that the Distributor may impose certain deferred sales charges in connection with the repurchase of Class B and Class B1 Shares by a Fund and the Distributor may retain (or receive from the Fund, as the case may be) all such deferred sales charges. As additional consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement relating to Class B and Class B1 Shares, a Fund shall pay the Distributor a distribution fee periodically at a rate not to exceed 0.75% per annum of the Fund’s average daily net assets attributable to Class B and Class B1 Shares. The aggregate amount of fees and expenses paid pursuant to Sections 2.1.1 and 2.3. shall not exceed 1.00% per annum of the average daily net assets attributable to Class B Shares and Class B1 Shares of each Fund.

  2.3.2. Each Fund understands that agreements between the Distributor and the financial intermediaries may provide for payment of commissions to financial intermediaries in connection with the sale of Class B and Class B1 Shares and may provide for a portion (which may be all or substantially all) of the fees payable by a Fund to the Distributor under the Distribution Agreement to be paid by the Distributor to the financial intermediaries in consideration of the financial intermediaries’ services with respect to Class B and Class B1 Shares. Nothing in this Plan shall be construed as requiring a Fund to make any payment to any financial intermediary or to have any obligations to any financial intermediary in connection with services with respect to Class B and Class B1 Shares.

 2.4. Distribution Fees Relating to Class C Shares

  2.4.1. It is understood that the Distributor may (but is not required to) impose certain deferred sales charges in connection with the repurchase of Class C Shares by a Fund and the Distributor may retain (or receive from the Fund, as the case may be) all such deferred sales charges. As additional consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement relating to Class C Shares, a Fund shall pay the Distributor a distribution fee periodically at a rate not to exceed 0.75% per annum of the Fund's average daily net assets attributable to Class C Shares. The aggregate amount of fees and expenses paid pursuant to Sections 2.1.1 and 2.4. shall not exceed 1.00% per annum of the average daily net assets attributable to Class C Shares of each Fund.

   2.4.2. Each Fund understands that agreements between the Distributor and the financial intermediaries may provide for payment of commissions to financial intermediaries in connection with the sales of Class C Shares and may provide for a portion (which may be all or substantially all) of the fees payable by a Fund to the Distributor under the Distribution Agreement to be paid to the financial intermediaries in consideration of the financial intermediaries’ services with respect to Class C Shares. Nothing in this Plan shall be construed as requiring a Fund to make any payment to any financial intermediary or to have any obligations to any financial intermediary in connection with services with respect to Class C Shares.

 2.5. Distribution Fees Relating to Class R1 and R2 Shares

  2.5.1. As consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement relating to Class R1 Shares, a Fund shall pay the Distributor a distribution fee periodically at a rate not to exceed 0.75% per annum of the Fund’s average daily net assets attributable to Class R1 Shares. As consideration for all services performed and expenses incurred in the performance of its obligations under the Distribution Agreement relating to Class R2 Shares, a Fund shall pay the Distributor a distribution fee periodically at a rate not to exceed 0.25% per annum of the Fund’s average daily net assets attributable to each of Class R2 Shares. The aggregate amount of fees and expenses paid pursuant to Sections 2.1.1 and 2.5. shall not exceed 1.00% per annum of the average daily net assets attributable to Class R1 shares of each Fund, and 0.50% per annum of the average daily net assets attributable to Class R2 shares of each Fund.

  2.5.2. Each Fund understands that agreements between the Distributor and the financial intermediaries may provide for payment of commissions to financial intermediaries in connection with the sale of Class R1 and R2 Shares and may provide for a portion (which may be all or substantially all) of the fees payable by a Fund to the Distributor under the Distribution Agreement to be paid by the Distributor to the financial intermediaries in consideration of the financial intermediaries’ services with respect to Class R1 and R2 Shares. Nothing in this Plan shall be construed as requiring a Fund to make any payment to any financial intermediary or to have any obligations to any financial intermediary in connection with services with respect to Class R1 and R2 Shares.

3. expenses borne by fund. Each Fund shall pay all fees and expenses of any independent auditor, legal counsel, investment adviser, administrator, transfer agent, custodian, shareholder servicing agent, registrar or dividend disbursing agent of the Fund; expenses of distributing and redeeming Shares and servicing shareholder accounts; expenses of preparing, printing and mailing prospectuses, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to shareholders of a Fund, except that the Distributor shall be responsible for the distribution-related expenses as provided in Section 1 hereof.

4. Action taken by the trust. Nothing herein contained shall be deemed to require a Trust to take any action contrary to its Declaration of Trust or By-laws or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the responsibility for and control of the conduct of the affairs of a Fund.

5. Effectiveness of Plan. This Plan shall become effective with respect to a class of Shares upon (a) approval by a vote of at least a “majority of the outstanding voting securities” of such particular class of Shares (unless previously so approved or unless such approval is not required under applicable law), and (b) approval by a vote of the Board of Trustees and a vote of a majority of the Trustees who are not “interested persons” of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the “Qualified Trustees”), such votes to be cast in person at a meeting called for the purpose of voting on this Plan.

6. Duration of Plan. This Plan shall continue in effect indefinitely with respect to each Class; provided, however, that such continuance is “specifically approved at least annually” by vote of both a majority of the Trustees of the Trust and a majority of the Qualified Trustees, such votes to be cast in person at a meeting called for the purpose of voting on the continuance of this Plan. If such annual approval is not obtained, this Plan, with respect to each Class with respect to which such approval was not obtained, shall expire 12 months after the effective date of the last approval.

7. Amendments of Plan. This Plan may be amended at any time by the Board of Trustees; provided that this Plan may not be amended to increase materially the amount of permitted expenses hereunder without the approval of holders of a “majority of the outstanding voting securities” of the affected Class and may not be materially amended in any case without a vote of a majority of both the Trustees and the Qualified Trustees. This Plan may be terminated at any time with respect to a Class by a vote of a majority of the Qualified Trustees or by a vote of the holders of a “majority of the outstanding voting securities” of such Class.

8. Review By Board of Trustees. Each Fund and the Distributor shall provide the Board of Trustees, and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended under this Plan and the purposes for which such expenditures were made.

9. Selection and Nomination of Qualified Trustees. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust.

10. Definitions; computation of fees. For the purposes of this Plan, the terms “interested persons”, “majority of the outstanding voting securities” and “specifically approved at least annually” are used as defined in the 1940 Act or the rules and regulations adopted thereunder and in accordance with each Trust’s Declaration of Trust. All references herein to “Fund” shall be deemed to refer to a Trust where such Trust does not have multiple portfolios or series. In addition, for purposes of determining the fees payable to the Distributor hereunder, (i) the value of a Fund’s net assets shall be computed in the manner specified in each Fund’s then-current prospectus and statement of additional information for computation of the net asset value of Shares of the Fund and (ii) the net asset value per Share of a particular Class shall reflect any plan adopted under Rule 18f-3 under the 1940 Act.

11. Retention of Plan Records. Each Trust shall preserve copies of this Plan, and each agreement related hereto and each report referred to in Section 8 hereof (collectively, the "Records") for a period of six years from the end of the fiscal year in which such Record was made and each such record shall be kept in an easily accessible place for the first two years of said record-keeping.

12. Applicable Law. This Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.

13. Severability of Plan. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby. The provisions of this Plan are severable with respect to each class of Shares offered by a Fund and with respect to each Fund.

14. Scope of Trust’s Obligation. A copy of the Declaration of Trust of each Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. It is acknowledged that the obligations of or arising out of this Plan are not binding upon any of the Trust’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Plan is adopted by the Trust on behalf of one or more series of the Trust, it is further acknowledged that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Plan are binding solely upon the assets or property of the series on whose behalf the Trust has adopted this Plan. If the Trust has adopted this Plan on behalf of more than one series of the Trust, it is also acknowledged that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and no series shall be responsible for the obligations of another series.

EXHIBIT A

Funds and Share Classes Covered by Rule 12b-1 Plan

As of: August 1, 2026

FUND	CLASSES OF SHARES COVERED BY RULE 12b-1 PLAN
MFS SERIES TRUST I
MFS Core Equity Fund	A, B, C, R1, R2, R3
MFS Low Volatility Equity Fund	A, B, C, R1, R2, R3
MFS Low Volatility Global Equity Fund	A, B, C, R1, R2, R3
MFS New Discovery Fund	A, B, C, R1, R2, R3
MFS Research International Fund	A, B, C, R1, R2, R3
MFS Technology Fund	A, B, C, R1, R2, R3
MFS U.S. Government Cash Reserve Fund	A, B, C, R1, R2, R3
MFS Value Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST II
MFS Growth Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST III
MFS Global High Yield Fund	A, B, C, R1, R2, R3
MFS High Income Fund	A, B, C, R1, R2, R3
MFS Municipal High Income Fund	B, C
MFS SERIES TRUST IV
MFS Blended Research Emerging Markets Equity Fund	A, B, C, R1, R2, R3
MFS Blended Research International Equity Fund	A, B, C, R1, R2, R3
MFS Global New Discovery Fund	A, B, C, R1, R2, R3
MFS Mid Cap Growth Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST V
MFS International New Discovery Fund	A, B, C, R1, R2, R3

FUND	CLASSES OF SHARES COVERED BY RULE 12b-1 PLAN
MFS Research Fund	A, B, C, R1, R2, R3
MFS Total Return Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST VI
MFS Global Equity Fund	A, B, C, R1, R2, R3
MFS Global Total Return Fund	A, B, C, R1, R2, R3
MFS Utilities Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST VII
MFS Equity Income Fund	A, B, C, R1, R2, R3
MFS Emerging Markets Equity Research Fund	A, C, R1, R2, R3
MFS Intrinsic Equity Fund	A, C, R1, R2, R3
MFS SERIES TRUST VIII
MFS Global Growth Fund	A, B, C, R1, R2, R3
MFS Income Fund	A, B, C
MFS SERIES TRUST IX
MFS Corporate Bond Fund	A, B, C, R1, R2, R3
MFS Inflation-Adjusted Bond Fund	A, B, C, R1, R2, R3
MFS Limited Maturity Fund	A, B, C, R1, R2, R3
MFS Municipal Limited Maturity Fund	A, B, C
MFS Total Return Bond Fund	A, B, C, R1, R2, R3

MFS SERIES TRUST X
MFS Aggressive Growth Allocation Fund	A, B, C, R1, R2, R3
MFS Blended Research Growth Equity Fund	A, B, C, R1, R2, R3
MFS Blended Research Mid Cap Equity Fund	A, B, C, R1, R2, R3
MFS Blended Research Small Cap Equity Fund	A, B, C, R1, R2, R3
MFS Blended Research Value Equity Fund	A, B, C, R1, R2, R3
MFS Conservative Allocation Fund	A, B, C, R1, R2, R3
MFS Emerging Markets Debt Fund	A, B, C, R1, R2, R3
MFS Emerging Markets Debt Local Currency Fund	A, B, C, R1, R2, R3
MFS Emerging Markets Equity Fund	A, B, C, R1, R2, R3
MFS Global Opportunistic Bond Fund	A, B, C, R1, R2, R3
MFS Growth Allocation Fund	A, B, C, R1, R2, R3
MFS International Diversification Fund	A, B, C, R1, R2, R3
MFS International Growth Fund	A, B, C, R1, R2, R3
MFS International Intrinsic Equity Fund	A, B, C, R1, R2, R3
MFS International Value Fund	A, C, R1, R2, R3
MFS Managed Wealth Fund	A, B, C, R1, R2, R3
MFS Moderate Allocation Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST XI
MFS Mid Cap Value Fund	A, B, C, R1, R2, R3
MFS Blended Research Core Equity Fund	A, B, C, R1, R2, R3

MFS SERIES TRUST XII
MFS Core Bond Fund	A, C, R1, R2, R3
MFS Lifetime Income Fund	A, B, C, R1, R2, R3
MFS Lifetime 2030 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2035 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2040 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2045 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2050 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2055 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2060 Fund	A, B, C, R1, R2, R3
MFS Lifetime 2065 Fund	A, C, R1, R2, R3
MFS Lifetime 2070 Fund	A, C, R1, R2, R3
MFS SERIES TRUST XIII
MFS Diversified Income Fund	A, C, R1, R2, R3
MFS Global Real Estate Fund	A, B, C. R1, R2, R3
MFS Government Securities Fund	A, B, C, R1, R2, R3
MFS New Discovery Value Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST XV
MFS Commodity Strategy Fund	A, B, C, R1, R2, R3
MFS Global Alternative Strategy Fund	A, B, C, R1, R2, R3
MFS SERIES TRUST XVI

MFS SERIES TRUST XVII
MFS International Equity Fund	A
STAND ALONE FUNDS
Massachusetts Investors Growth Stock Fund	A, B, C, R1, R2, R3
Massachusetts Investors Trust	A, B, C, R1, R2, R3
MFS MUNICIPAL SERIES TRUST
MFS Alabama Municipal Bond Fund	A, B
MFS Arkansas Municipal Bond Fund	A, B
MFS California Municipal Bond Fund	A, B, C
MFS Georgia Municipal Bond Fund	A, B
MFS Maryland Municipal Bond Fund	A, B
MFS Massachusetts Municipal Bond Fund	A, B
MFS Mississippi Municipal Bond Fund	A, B
MFS Municipal Income Fund	A, B, B1, C
MFS Municipal Intermediate Fund	A, C
MFS New York Municipal Bond Fund	A, B, C
MFS North Carolina Municipal Bond Fund	A, B, C
MFS Pennsylvania Municipal Bond Fund	A, B
MFS South Carolina Municipal Bond Fund	A, B
MFS Virginia Municipal Bond Fund	A, B, C
MFS West Virginia Municipal Bond Fund	A, B